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                                                               Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the inclusion in this registration statement of BanPonce Corporation on Form S-4 of our report dated February 11, 1997, on our audits of the consolidated financial statements of National Bancorp Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



Oak Brook, Illinois                       CROWE, CHIZEK AND COMPANY LLP
April 17, 1997